UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

EZJR, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	20-0667864
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P. O. Box 1449, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Telephone: 678-866-3414

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 16, 2013, the board of directors of EZJR, Inc. (“the Company” or the “Registrant), concluded as a result of completing its year-end audit for the period ending December 31, 2012, the previously filed financials in its quarterly reports on Form 10-Q for each of the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 at or prior to the filing of its annual report on Form 10-K for the fiscal year ended December 31, 2012 should no longer be relied upon.

No Effect on 2012 Results

The errors in the Form 10-Q’s did not affect and are in no way reflected in the Company’s operating or financial results for the year ended December 31, 2012, as reported in the Company’s Form 10-K filed with the Commission on April 16, 2013.

Corrective Actions

Management is in the process of amending its March 31, 2012, June 30, 2012 and September 30, 2012 reports on Form 10-Q. When this process is completed and has been subject to required reviews, we will amend the previously filed Form 10’s for the aforementioned periods.

Management’s internal review of these matters is ongoing. If the Company obtains additional information material to its periodic financial reports, it will make the appropriate disclosures.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZJR, INC.
Registrant

Date: April 16, 2013	By:	/s/ Adam Alred
	Name: Title:	Adam Alred CEO and Director